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                                                                      EXHIBIT 11


                           CONTINENTAL CIRCUITS CORP.
                STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                   (Unaudited)
                      (In thousands, except per share data)


                                                              Three months ended
                                                            November 1,  November 2,
                                                            ------------------------
                                                               1997        1996
                                                              ------      ------
Primary:
Average shares outstanding                                     7,255       7,194

Net effect of dilutive stock options--based on
  the treasury  stock method average
  market price                                                   328         230
                                                              ------      ------

Totals                                                         7,583       7,424
                                                              ======      ======

Net Income                                                    $2,314      $1,433
                                                              ======      ======

Net income per share                                          $ 0.31      $ 0.19
                                                              ======      ======


Fully Diluted:
Average shares outstanding                                     7,255       7,194

Net effect of dilutive stock options--based on
  the treasury  stock method using year-end
  market price if higher than the average market                 328         230
  price.                                                      ------      ------

Totals                                                         7,583       7,424
                                                              ======      ======

Net Income                                                    $2,314      $1,433
                                                              ======      ======

Net income per share                                          $ 0.31      $ 0.19
                                                              ======      ======
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